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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 4 to Registration Statement No. 333-79709 of Tickets.com, Inc. on Form S-1 of our reports dated May 15, 1997, appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

     Our audits of the financial statements referred to in our aforementioned report also included the financial statement Schedule II -- Valuation and Qualifying Accounts of Bay Area Seating Service, Inc. for the years ended March 31, 1997 and 1996 listed in Item 16. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statements schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

                                               /s/ BURR, PILGER & MAYER
                                          --------------------------------------
                                          Burr, Pilger & Mayer

San Francisco, CA
October 28, 1999